EXHIBIT 10.1
EXECUTION COPY
DOLLAR FINANCIAL CORP.
U.S. $175,000,000 AGGREGATE PRINCIPAL AMOUNT
2.875% SENIOR CONVERTIBLE NOTES DUE 2027
PURCHASE AGREEMENT
June 21, 2007
Wachovia Capital Markets, LLC
Bear, Stearns & Co. Inc.
As Representatives of the several Initial Purchasers
c/o
Wachovia Capital Markets, LLC
375 Park Avenue (NY4070)
New York, New York 10152
Ladies and Gentlemen:
          Dollar Financial Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Initial Purchasers named in Schedule I hereto (each an “Initial Purchaser” and collectively, the “Initial Purchasers”), for whom Wachovia Capital Markets LLC and Bear, Stearns & Co. Inc. are acting as representatives (in such capacity, the “Representatives”), U.S. $175,000,000 principal amount of its 2.875% Senior Convertible Notes Due 2027 (the “Initial Securities”). In addition, the Company has granted to the Initial Purchasers an over-allotment option to purchase up to an additional $25,000,000 in aggregate principal amount of its 2.875% Senior Convertible Notes Due 2027 (the “Optional Securities” and, together with the Initial Securities, the “Securities”).
          The Securities will be convertible on the terms, and subject to the conditions, set forth in the Indenture (as defined below). As used herein, “Conversion Shares” means the shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) to be received by the holders of the Securities upon conversion of the Securities pursuant to the terms of the Indenture.
          The Securities are to be issued pursuant to an indenture (the “Indenture”) dated as of the Closing Date (as defined in Section 4 hereto), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).
          The holders of the Securities will be entitled to the benefits of a resale registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date,

between the Company and the Initial Purchasers, pursuant to which the Company will agree to register the resale of the Securities and the Conversion Shares on a resale shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), subject to the terms and conditions therein specified.
          The Company understands that the Initial Purchasers propose to make an offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
          The sale of the Securities to the Initial Purchasers will be made without registration of the Securities or the Conversion Shares under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Rule 144A under the Securities Act.
          1. Offering Documents. The Company has prepared and delivered to the Initial Purchasers copies of a preliminary offering memorandum, dated June 20, 2007 (the “Preliminary Offering Memorandum”), and promptly after the execution of this Agreement, the Company will prepare and deliver to the Initial Purchasers, on the date hereof or the next succeeding day, copies of a final offering memorandum, dated June 21, 2007 (the “Final Offering Memorandum”).
          Any reference herein to the Time of Sale Disclosure Package (as defined below), the Preliminary Offering Memorandum or the Final Offering Memorandum shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Time of Sale Disclosure Package, the Preliminary Offering Memorandum or the Final Offering Memorandum as of the date of such Time of Sale Disclosure Package, Preliminary Offering Memorandum or Final Offering Memorandum, as the case may be; and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Final Offering Memorandum shall be deemed to include any documents filed after such date and prior to the Closing Date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
          At 5:45 p.m. (Eastern time) on the date hereof (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Disclosure Package”): (a) the Preliminary Offering Memorandum, as amended and supplemented immediately prior to the Time of Sale, (b) the Pricing Term Sheet (as defined in Section 7) prepared pursuant to Section 7(b) hereof, and (c) any Supplemental Offering Materials (as defined in Section 6) listed on Schedule II hereto.
          The Company hereby confirms that it has authorized the use of the Time of Sale Disclosure Package (and any constituent party thereof) and the Final Offering Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers.

          2. Representations and Warranties. The Company represents and warrants to, and agrees with, the Initial Purchasers as set forth below in this Section 2.
     (a) As of the date of the Final Offering Memorandum, as of the date of any amendment or supplement thereto, or as of the Closing Date (as defined below), the Final Offering Memorandum did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Final Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Final Offering Memorandum, it being understood and agreed that the only such information furnished by any of the Initial Purchasers consists of the information described as such in Section 10(b) hereof.
     (b) At the Time of Sale, the Time of Sale Disclosure Package did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Time of Sale Disclosure Package made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Time of Sale Disclosure Package, it being understood and agreed that the only such information furnished by any of the Initial Purchasers consists of the information described as such in Section 10(b) hereof. No statement of material fact included in the Final Offering Memorandum has been omitted from the Time of Sale Disclosure Package and no statement of material fact included in the Time of Sale Disclosure Package has been omitted from the Final Offering Memorandum.
     (c) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Time of Sale Disclosure Package and Final Offering Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
     (d) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Time of Sale Disclosure Package and the Final Offering Memorandum, all outstanding shares of capital stock of the subsidiaries of the Company are owned by the Company, either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
     (e) The Company’s authorized equity capitalization is as set forth in the Time of Sale Disclosure Package and the Final Offering Memorandum; the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Final Offering Memorandum; the Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Final Offering Memorandum; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or the Conversion Shares; and, except as set forth in the Time of Sale Disclosure Package and the Final Offering Memorandum or otherwise in connection with the Company’s equity compensation plan as existing on the date hereof and described in the Time of Sale Disclosure Package and the Final Offering Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
     (f) The statements under “Part I—Item 3 Legal Proceedings” in the Company’s Annual Report Form 10-K for the year ended June 30, 2006, under “Part I—Item 1 Legal Proceedings” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, under “Part I—Item 1 Legal Proceedings” in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, and under “Part I—Item 1 Legal Proceedings” in the Company’s quarterly Report on Form 10-Q for the quarter ended March 31, 2007, in each case incorporated by reference in the Time of Sale Disclosure Package and the Final Offering Memorandum, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects and fair summaries of such legal matters, agreements, documents or proceedings.
     (g) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (h) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, or for the due execution, delivery or performance of the Indenture by the Company, except such as have already been obtained.
     (i) This Agreement has been duly authorized, executed and delivered by the Company.

     (j) The Registration Rights Agreement has been duly authorized, and when executed and delivered by the Company and the Initial Purchasers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”).
     (k) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.
     (l) The Securities have been duly authorized and, on the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.
     (m) The Conversion Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued, fully paid and nonassessable and will conform to the description of the Common Stock contained in the Time of Sale Disclosure Package and the Final Offering Memorandum.
     (n) Except as disclosed in the Time of Sale Disclosure Package, since the date of the latest audited financial statements included in the Time of Sale Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, and except as disclosed or contemplated by the Time of Sale Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (o) Neither the execution, delivery and performance by the Company of this Agreement nor the consummation of the transactions herein contemplated will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (a) the charter or bylaws of the Company or any of its subsidiaries, (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (c) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except with respect to clauses (b) and (c) above for such conflicts, breaches, violations or impositions that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
     (p) None of the Company, its affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers acting in their capacity as such) has engaged or will engage, in connection with the offering of Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.
     (q) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Time of Sale Disclosure Package and the Final Offering Memorandum and will be in substantially the respective forms last delivered to the Initial Purchasers prior to the date of this Agreement.
     (r) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Offering Memorandum and the Time of Sale Disclosure Package present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); all pro forma or similar adjustments to historical financial data set forth in the Final Offering Memorandum and the Time of Sale Disclosure Package (a) comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act, (b) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (c) have been properly computed in the basis described therein; all other financial data in the Final Offering Memorandum and the Time of Sale Disclosure Package are accurately presented and prepared on a basis consistent with the financial statements included in the Final Offering Memorandum and the Time of Sale Disclosure Package and the books and records of the Company and its subsidiaries.
     (s) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (a) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (b) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto).
     (t) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.
     (u) Neither the Company nor any subsidiary is in violation or default of (a) any provision of its charter or bylaws, (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (including, without limitation, the 9.75% Senior Notes due 2011 of Dollar Financial Group, Inc. or the related indenture, and the new credit facilities dated October 30, 2006) or (c) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clauses (b) and (c) above for such violations or defaults that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
     (v) Ernst & Young LLP, KPMG LLP, BDO Dunwoody LLP and Mr. Robert Wilson, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their reports with respect to certain financial statements and schedules included in the Time of Sale Disclosure Package and the Final Offering Memorandum, are independent registered public accountants with respect to the Company within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder.
     (w) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business and except as set forth in or contemplated in the Time of Sale Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto).

     (x) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto).
     (y) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto).
     (z) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock to the Company, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Time of Sale Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto).
     (aa) The Company and its subsidiaries possess adequate licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto).
     (bb) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
     (cc) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Conversion Shares.
     (dd) The Company and its subsidiaries are (a) in compliance with any and all applicable foreign, federal, state and local statute, rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants or relating to the protection of human health and safety or the environment (“Environmental Laws”), (b) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto). Except as set forth in the Time of Sale Disclosure Package and the Final Offering Memorandum, neither the Company nor any of its subsidiaries have been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
     (ee) Except as disclosed in the Time of Sale Disclosure Package and the Final Offering Memorandum, neither the Company nor any of its subsidiaries is in violation of any Environmental Law, owns or operates any real property contaminated with any substance that is subject to any Environmental Law, is liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; and neither the Company nor any of its subsidiaries is aware of any pending investigation which might lead to such a claim.
     (ff) The Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act (“Rule 144A”)) as any other securities of the Company which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
     (gg) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 5 and their compliance with the agreements set forth therein, no registration under the Securities Act of the Securities or the Conversion Shares, or qualification of the Indenture under the 1939 Act (as defined below) is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Time of Sale Disclosure Package and the Final Offering Memorandum
     (hh) The Initial Purchasers have received a lock-up agreement substantially in the form of Exhibit B hereto signed by each person listed in Schedule IV hereto.
     (ii) The documents incorporated by reference in the Time of Sale Disclosure Package and in the Final Offering Memorandum, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Final Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (jj) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Time of Sale Disclosure Package and in the Final Offering Memorandum.

     (kk) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied to the extent applicable by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), has obtained a favorable determination or opinion letter from the Internal Revenue Service on its qualification; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA and the Code; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA or any other liability under Title IV of ERISA.
     (ll) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (mm) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
     (nn) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (oo) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (pp) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities or upon the issuance of Common Stock upon the conversion thereof.
     (qq) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, adequate patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Time of Sale Disclosure Package and the Final Offering Memorandum to be conducted. There is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.
          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Initial Purchasers.
          3. Purchase and Sale.
          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell the Initial Securities to the Initial Purchasers, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, the respective principal amount of the Securities opposite the name of such Initial Purchaser as set forth in Schedule I hereto, plus any additional number of Initial Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments among the Initial Purchasers as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a purchase price equal to 97% of the principal amount of the Securities (the “Purchase Price”)
          (b) In addition, on the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase up to U.S.
          $25,000,000 aggregate principal amount of Optional Securities at the Purchase Price, plus accrued and unpaid interest from the Closing Date to, but excluding, the applicable Option Closing Date (as defined below). The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised, in whole or in part, from time to time solely for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Optional Securities as to which the several Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Optional Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date.
          4. Delivery and Payment. Delivery of and payment for the Initial Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on June 27, 2007, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company (such date and time of delivery and payment for the Initial Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives, registered in such names and in such denominations as the Representatives shall request in writing at least one full Business Day prior to the Closing Date, against payment by the Initial Purchasers of the Purchase Price to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct the Company.
          In addition, in the event that any or all of the Optional Securities are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of certificates for, such Optional Securities shall be made at 9:00 A.M. (New York City time) at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.
          5. Offering by Initial Purchasers and the Initial Purchasers’ Representations and Warranties.

          (a) Each Initial Purchaser acknowledges that neither the Securities nor the Conversion Shares have been, or will be, registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
          (b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:
     (i) It is a qualified institutional buyer as defined Rule 144A (a “QIB”).
     (ii) It (including any person acting on its behalf) has solicited offers and will solicit offers for the Securities only from, and will offer the Securities only to persons that it reasonably believes to be, QIBs, and such Initial Purchaser has taken or will take reasonable steps to ensure that each purchaser of the Securities is aware that the Securities are being offered and sold in reliance upon the representations and warranties deemed to have been made by such purchaser as provided in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “Transfer Restrictions” and such Initial Purchaser (and any person acting on its behalf) has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance upon Rule 144A. Such Initial Purchaser also agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside of the United States except under circumstances that will result in compliance with the applicable laws thereof.
     (iii) Neither it nor any person acting on its behalf will offer or sell the Securities using any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) under the Securities Act
          (c) Each Initial Purchaser acknowledges the statements in the fourteenth through eighteenth paragraphs under “Plan of Distribution” (the “European Selling Restrictions”) in the Preliminary Offering Memorandum and, severally and not jointly, agrees to comply with the European Selling Restrictions and affirms and agrees to each of the representations and agreements made therein as if they were made herein.
          6. Supplemental Offering Materials.
          (a) Without the prior written consent of the Representatives, the Company has not given and will not give to any prospective purchaser of the Securities any “written communication” (within the meaning of Rule 405 under the Securities Act) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Securities, including, without limitation, any road show relating to the Securities that constitutes such a written communication (“Supplemental Offering Materials”) other than the documents that constitute the Time of Sale Disclosure Package or the Final Offering Memorandum (including any amendments or supplements thereto). Any such

Supplemental Offering Materials consented to by the Representatives are listed on Schedule II hereto.
          (b) The Company represents that as of the Time of Sale, no individual Supplemental Offering Materials, when considered together with the Time of Sale Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (c) The Company represents and agrees that any individual Supplemental Offering Materials, as of its issue date and at all subsequent times through the completion of the offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Preliminary Offering Memorandum or the Final Offering Memorandum.
          7. Agreements. The Company agrees with the Initial Purchasers that:
          (a) During the period referred to in subparagraph (c) below, the Company will not amend or supplement the Time of Sale Disclosure Package or the Final Offering Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that prior to the completion of the Offering Period, the Company will not file any document under the Exchange Act that is incorporated by reference in the Time of Sale Disclosure Package or the Final Offering Memorandum unless, prior to such proposed filing, the Company has furnished to the Representatives a copy of such document for their review reasonably in advance of such filing and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Time of Sale Disclosure Package or the Final Offering Memorandum shall have been filed with the Commission.
          (b) The Company will prepare a final term sheet that contains solely a description of the Securities and the offering thereof (the “Pricing Term Sheet”), in a form approved by the Representatives and attached as Schedule III hereto.
          (c) If, prior to the completion of the sale and distribution of the Securities by the Initial Purchasers (the “Offering Period”), any event occurs as a result of which the Time of Sale Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (1) notify the Initial Purchasers so that any use of the Time of Sale Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Time of Sale Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to the Initial Purchasers in such quantities as the Initial Purchasers may reasonably request.
          (d) If, during the Offering Period, any event occurs as a result of which the Final Offering Memorandum as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Offering Memorandum to comply with applicable law, the Company promptly will (1) notify the Initial Purchasers of any such event, (2) prepare and file with the Commission, subject paragraph (a) of this Section 7, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Offering Memorandum to the Initial Purchasers in such quantities as the Initial Purchasers may reasonably request.
          (e) During the Offering Period, the Company will furnish to the Initial Purchasers and to counsel for the Initial Purchasers promptly, without charge, as many copies of the materials contained in the Time of Sale Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they may reasonably request.
          (f) The Company will not, without the prior written consent of Wachovia Capital Markets, LLC and Bear, Stearns & Co. Inc., for a period of 60 days after the date of this Agreement (the “Lock-Up Period”) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of Common Stock, preferred stock, or other capital stock (collectively, “Capital Stock”) or any securities convertible into, or exercisable or exchangeable for such Capital Stock, or publicly announce an intention to effect any such transaction, provided, however, that the Company (a) may issue and sell restricted stock or restricted stock units, and grant options pursuant to any employee stock option plan or stock ownership plan (including upon the exercise or conversion of any securities issued pursuant to any employee stock option plan or stock ownership plan), dividend reinvestment plan of the Company in effect at the date of this Agreement or to any employee or director of the Company (or its subsidiaries) provided that such issuance is approved by the compensation committee of the Company’s board of directors, (b) may issue Common Stock issuable upon conversion of securities or the exercise of warrants outstanding at the date hereof and (c) may issue up to $20 million of Common Stock or any security convertible into, or exercisable or exchangeable for Common Stock, solely for the purpose of completing an acquisition. In addition, the Company will not, during such 60 day period, accept the disposition or sale of shares of Lock-Up Securities to the Company by persons part to the agreements referred to in Section 2(hh) hereof.
          (g) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

          (h) The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities.
          (i) None of the Company or any of its affiliates, nor any person acting on its or their behalf (other than any Initial Purchaser acting in its capacity as such) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or the Conversion Shares under the Securities Act.
          (j) None of the Company or any of its affiliates, nor any person acting on its or their behalf (other than any Initial Purchaser acting in its capacity as such) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or the Conversion Securities.
          (k) For so long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall provide to any holder of the Securities or to any prospective purchaser of the Securities designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) under the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.
          (l) The Company will use its best efforts to list, subject to notice of issuance, the Conversion Shares on the NASDAQ Global Select Market (“NASDAQ”).
          (m) The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depository Trust Company.
          (n) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Conversion Shares.
          (o) The Company will, in cooperation with the Initial Purchasers, qualify the Securities and the Conversion Shares for offering and sale, or obtain an exemption for the Securities and the Conversion Shares to be offered and sold under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and will maintain the effectiveness of such qualifications and exemptions for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).
          (p) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction of the Final Offering Memorandum, the Time of Sale Disclosure Package, any Supplemental Offering Materials and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Final Offering Memorandum, the Time of Sale Disclosure Package, any Supplemental Offering Materials and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration of the Conversion Shares under the Exchange Act and any listing of the Conversion Securities on NASDAQ; (vi) any registration or qualification of the Securities or the Conversion Shares for offer and sale under the securities or blue sky laws (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder; and (xii) all other reasonable costs and expenses incident to the performance by the Company of its obligations hereunder.
          8A. Conditions to the Obligations of the Initial Purchasers. The obligation of the several Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date of this Agreement and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
          (a) No Initial Purchaser shall have advised the Company that the Time of Sale Disclosure Package or the Final Offering Memorandum, or any amendment thereof or supplement thereto, or any Supplemental Offering Materials, contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (b) On the Closing Date, there shall have been furnished to the Initial Purchasers, the opinion of Pepper Hamilton LLP, counsel for the Company, dated the Closing Date and addressed to the Initial Purchasers, in the form of Schedule V.
          (c) On the Closing Date, there shall have been furnished to the Initial Purchasers, the opinion of Mr. Roy Hibberd, Senior Vice President and General Counsel of the Company, dated the Closing Date and addressed to the Initial Purchasers, to the effect that:
     (i) Each of the subsidiaries has been duly incorporated in its state of incorporation as set forth in an exhibit thereto;
     (ii) Each of the subsidiaries has the corporate power and authority to own its properties and conduct its business as described in the Time of Sale Disclosure Package and the Final Offering Memorandum;
     (iii) All of the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as set forth in the Time of Sale Disclosure Package and the Final Offering Memorandum, all outstanding shares of capital stock of the subsidiaries are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
     (iv) The statements under “Part I—Item 3 Legal Proceedings” in the Company’s Annual Report Form 10-K for the year ended June 30, 2006, under “Part I—Item 1 Legal Proceedings” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, under “Part I—Item 1 Legal Proceedings” in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, and under “Part I—Item 1 Legal Proceedings” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, in each case incorporated by reference in the Time of Sale Disclosure Package and the Final Offering Memorandum, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings; and
     (v) Each of the documents incorporated by reference in the Time of Sale Disclosure Package and in the Final Offering Memorandum, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable; and such counsel has no reason to believe that any of such documents, when such document became effective or were so filed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely (x) as to matters involving the application of laws of any jurisdiction other than the States of Delaware and New York or the Federal laws of the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Initial Purchasers and (y) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Final Offering Memorandum in this paragraph (c) shall also include any supplements thereto at the Closing Date.
          (d) On the Closing Date, the Initial Purchasers shall have received from Shearman & Sterling LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Time of Sale Disclosure Package, the Final Offering Memorandum (together with any supplement thereto) and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (e) Since the date of the most recent financial statements included in the Time of Sale Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Time of Sale Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto); and the Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Time of Sale Disclosure Package, the Final Offering Memorandum, any supplements to the Final Offering Memorandum and this Agreement and that:
     (i) The representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) Since the date of the most recent financial statements included in the Time of Sale Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto).

          (f) The Representatives shall have received, at the time this Agreement is executed and at the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives from Ernst & Young LLP, independent public accountant, containing statements and information of the type customarily included in accountants’ comfort letters to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Disclosure Package and the Final Offering Memorandum. The Representatives shall also have received, at the time this agreement is executed, letters dated the date hereof, in form and substance satisfactory to the Representatives from each of KPMG LLP, BDO Dunwoody LLP and Mr. Robert Wilson, independent public accountants, containing statements and information of the type customarily included in accountants’ comfort letters to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Disclosure Package and the Final Offering Memorandum.
          (g) Subsequent to the date of this Agreement, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
          (h) On or after the Time of Sale there shall not have occurred any of the following: (i) a suspension or limitation in trading of the Company’s Common Stock by the Commission or NASDAQ; (ii) a general suspension or general limitation in trading or setting of minimum prices occurs on the New York Stock Exchange or NASDAQ; (iii) a banking moratorium declared by either the Federal or New York State authorities; or (iii) an outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on the financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Time of Sale Disclosure Package (exclusive of any supplement thereto).
          (i) On or prior to the Closing Date, the Representatives and counsel for the Initial Purchasers shall have been furnished such further information, certificates and documents as the Representatives or counsel for the Initial Purchasers may reasonably request.
          8B. Conditions to Purchase of Optional Securities. In the event that the Initial Purchasers exercise their option provided in Section 3(b) hereof to purchase all or any portion of the Optional Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Initial Purchasers to purchase the applicable Optional Securities shall be subject to the conditions specified in Section 8A hereof being met as of such Optional Closing date except that, at the applicable Optional Closing Date, the Representatives shall have received:
(a)	A certificate, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers specified in, Section 8A(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(b)	The favorable opinion of Pepper Hamilton LLP, counsel for the Company, and of Roy Hibberd, Senior vice President and General Counsel of the Company, each in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Optional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions referred to in subdivisions (b) and (c) of Section 8A hereof.

(c)	The favorable opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Optional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by subdivision (d) of Section 8A hereof, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)	A letter dated such Option Closing Date in form and substance satisfactory to the Representatives from Ernst & Young LLP, independent public accountant, containing statements and information of the type customarily included in accountants’ comfort letters to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Disclosure Package and the Final Offering Memorandum.
          If any of the conditions specified in Sections 8A or 8B hereof shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date, or any Option Closing Date, as the case may be, by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          9. Reimbursement of Initial Purchasers’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 8A or Section 8B hereof is not satisfied, because of any termination pursuant to subdivision (i) of Section 8A hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.
          10. Indemnification and Contribution.
          (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, the directors, officers, employees and agents of the Initial Purchasers and each person who controls any of the Initial Purchasers within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, the Final Offering Memorandum, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Final Offering Memorandum), the Pricing Term Sheet, any Supplemental Offering Materials or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities (or any amendment or supplement to the foregoing), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein. The Company agrees and acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Plan of Distribution,” the ninth paragraph related to stabilization and covering transactions in the Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information furnished to the Company by or on behalf of the Initial Purchasers through the Representatives in accordance with the immediately preceding sentence. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
          (b) The Initial Purchasers agree, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to the Initial Purchasers, but only with reference to information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers through the Representatives expressly for use in the Time of Sale Disclosure Package, the Final Offering Memorandum, or any amendment or supplement thereto, the Pricing Term Sheet or any Supplemental Offering Materials. This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company agrees and acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Plan of Distribution,” the ninth paragraph related to stabilization and covering transactions in the Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers in accordance with the second preceding sentence.
          (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraphs (a) or (b) of this Section 10, as the case may be, unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligations provided in paragraph (a) or (b) above, as the case may be. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that no indemnifying party shall, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of the indemnified party.
          (d) In the event that the indemnity provided in paragraph (a) or (b) in this Section 10, as the case may be, is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Initial Purchaser, severally and not jointly, agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and any one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Initial Purchasers, on the other hand, from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the

Company and the Initial Purchasers, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits received but also the relative fault of the Company, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Initial Purchasers shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Offering Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). Notwithstanding the provisions of this Section 10, in no event shall the Initial Purchasers be required to contribute any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Initial Purchasers hereunder. The obligations of the Initial Purchasers to contribute to this paragraph (d) are several in proportion to the respective aggregate principal amount of Securities to be purchased by each of the Initial Purchasers hereunder and not joint.
          11. Default by One or More of the Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the amount of Securities set forth opposite their respective names on Schedule I bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial

Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 7 and Section 10 shall at all times be effective and shall survive such termination, but only as to such non-defaulting Initial Purchasers. In any such case either the Initial Purchasers on the one hand or the Company on the other hand shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that any changes to the Final Offering Memorandum or any other documents or arrangements deemed necessary or desirable may be effected.
          12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.
          13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed or delivered to Wachovia Capital Markets, LLC, 375 Park Avenue, 4th Floor, New York, New York 10152, Attention: Lear Beyer, Equity Syndicate Department; or, if sent to the Company, will be mailed, delivered or telefaxed to it at Dollar Financial Corp., 1436 Lancaster Avenue, Berwyn, Pennsylvania 19312-1288 Attention: Donald F. Gayhardt, President (telefax no. 610-296-0991) and confirmation to: Brian M. Katz, Esq., Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, PA 19103-2799; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
          14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.
          15. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Initial Purchasers are and have been acting solely as principals and are not the financial advisors, agents or fiduciaries of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) the Initial Purchasers have not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchasers have advised or are currently advising the

Company on other matters) and the Initial Purchasers do not have any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Initial Purchasers and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Initial Purchasers have no obligation to disclose any of such interests by virtue of the transactions contemplated hereby; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Initial Purchasers in accordance with its terms.

Very truly yours, Dollar Financial Corp.
By:	/s/ Randall Underwood
	Name:	Randall Underwood
	Title:	Executive Vice President and Chief Financial Officer

Confirmed as of the date first
above mentioned.
Wachovia Capital Markets, LLC
Bear, Stearns & Co. Inc.
Acting as Representatives of the
several Initial Purchasers named in
the attached Schedule I.
By: Wachovia Capital Markets, LLC

By:	/s/ Mary Louise Guttman

Name: Mary Louise Guttman
Title: Senior Vice President

By: Bear, Stearns & Co. Inc.

By:	/s/ Robert Aberman

Name: Robert Aberman
Title: Senior Managing Director

SCHEDULE I

Aggregate Principal
Amount of Initial
Initial Purchasers	Securities to be Purchased
Wachovia Capital Markets, LLC	$78,750,000
Bear, Stearns & Co. Inc.	$61,250,000
Jefferies & Company, Inc.	$17,500,000
JMP Securities LLC	$17,500,000
Total	$175,000,000

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SCHEDULE II
Supplemental Offering Materials
None.

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SCHEDULE III
Pricing Term Sheet

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SCHEDULE IV
Directors and Executive Officers to Sign Lock-Up Agreements
Melissa Soper
David Golub
Paul Mildenstein
Clive Kahn
John J. Gavin
Patti Smith
Norman Miller
Donald Gayhardt
Kenneth Schwenke
Roy W. Hibberd
David R. Jessick
Jeffrey Weiss
William Athas
Peter Sokolowski
Randy Underwood

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SCHEDULE V
Form of Opinion of Counsel for the Company Under Section 8A(b)

V-1

EXHIBIT A
List of Covered Domestic Subsidiaries

Covered Guarantors	State of Incorporation
Check Mart of Florida, Inc.	Delaware
Check Mart of Pennsylvania, Inc.	Pennsylvania
DFG Canada, Inc.	Delaware
DFG International, Inc.	Delaware
DFG World, Inc.	Delaware
Dollar Financial Insurance Corp.	Pennsylvania
Financial Exchange Company of Ohio, Inc.	Delaware
Financial Exchange Company of Pennsylvania, Inc.	Pennsylvania
Financial Exchange Company of Pittsburgh, Inc.	Delaware
Financial Exchange Company of Virginia, Inc.	Delaware
Monetary Management Corporation of Pennsylvania	Delaware
Monetary Management of California, Inc.	Delaware
Monetary Management of Maryland, Inc.	Delaware
Monetary Management of New York, Inc.	New York
MoneyMart, Inc.	Delaware
Pacific Ring Enterprises, Inc.	California
PD Recovery, Inc.	Pennsylvania
We The People USA, Inc.	Delaware
We The People LLC	Delaware

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EXHIBIT B
Form of Lock-Up Letter Agreement
June __, 2007
WACHOVIA CAPITAL MARKETS, LLC
BEAR, STEARNS & CO. INC.
As Representatives of the Initial Purchasers
c/o Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0604
          Re:      Proposed Offering by Dollar Financial Corp.
Ladies and Gentlemen:
          The undersigned, an officer and/or director of Dollar Financial Corp., a Delaware corporation (the “Company”), understands that Wachovia Capital Markets, LLC and Bear, Stearns & Co. Inc., as representatives of the several Initial Purchasers named in the Purchase Agreement (in such capacity, the “Representatives”), propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company providing for the offering (the “Offering”), pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) of Senior Convertible Notes due 2027 of the Company (the “Firm Securities”) and the grant by the Company to the Initial Purchasers of the option to purchase additional Senior Convertible Notes due 2027 (the “Optional Securities”). The Firm Securities, together with the Optional Securities, are collectively referred to as the “Securities”. In recognition of the benefit that such an offering will confer upon the undersigned as an officer and/or director of the Company and a holder of either equity or derivative securities of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Initial Purchaser that, during a period of 60 days from the date of the Purchase Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wachovia Capital Markets, LLC or Bear, Stearns & Co. Inc., directly or indirectly, (i) offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (collectively with the

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Common Stock, the “Lock-Up Securities”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other such securities, in cash or otherwise, whether such Lock-Up Securities are now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) make any demand of, or exercise any right with respect to, the filing of any registration statement under the Securities Act, with respect to any of the foregoing.
          Notwithstanding anything herein to the contrary, the foregoing shall not be deemed to restrict the undersigned with respect to (1) the exercise of options to acquire shares of Common Stock, including the sale of any shares of Common Stock to pay for the exercise price or any withholding tax obligation with respect thereto, (2) the disposition or sale of shares of Lock-Up Securities to the Company, (3) the disposition or sale of shares of Common Stock pursuant to a written trading plan or agreement with a broker designed to comply with Rule 10b5-1(c) promulgated pursuant to the Securities Exchange Act of 1934, as amended (“Rule 10b5-1 Plan”) that has been established as of the date of this Agreement, provided that any such Rule 10b5-1 Plan shall not be amended or modified prior to the expiration of the Lock-Up Period, and (4) the entering into of any Rule 10b5-1 Plan, provided that any such Rule 10b5-1 Plan shall specify that any sales of Common Stock sold for the undersigned’s benefit pursuant to the Rule 10b5-1 Plan shall not occur prior to the expiration of the Lock-Up Period.
          Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Wachovia Capital Markets, LLC and Bear, Stearns & Co. Inc., provided that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, and (2) except with respect to clause (iii) below, any such transfer shall not involve a disposition for value:
          (i) as a bona fide gift or gifts; or
          (ii) to any immediate family member or any trust or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or
          (iii) to the undersigned’s affiliates or any entity under common control with the undersigned or to any investment fund or other entity controlled or managed by the undersigned.
          The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.
          If the Company notifies you in writing that it does not intend to proceed with the offering of the Securities, or for any reason following the execution of the Purchase Agreement it shall be terminated prior to the time of purchase in accordance with the terms of the Purchase

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Agreement, this letter agreement shall be terminated and the undersigned shall be released from its obligations hereunder.
Very truly yours,
Signature:
Print Name:

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